UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2009

FIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Bridge Road P.O. Box 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 934-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2009, First Bankshares, Inc. (“First Bankshares”) and Xenith Corporation (“Xenith”) entered into an amendment (“Amendment No. 1”) to the Agreement of Merger, dated May 12, 2009, between First Bankshares and Xenith (the “Merger Agreement”), pursuant to which Xenith will merge with and into First Bankshares, which will be the surviving legal entity (the “Merger”).

Amendment No.1 makes technical changes to the Merger Agreement in connection with changes to the companies’ joint proxy statement for the Merger pursuant to which First Bankshares shareholders will vote separately on each material amendment to the First Bankshares articles of incorporation (the “Articles of Incorporation”) contemplated by the Merger Agreement and related Plan of Merger (the “Plan of Merger”). First Bankshares and Xenith entered into Amendment No. 1 in order to (1) permit the Articles of Incorporation to be amended and restated at the effective time of the Merger to reflect only those material changes that are approved by the shareholders of First Bankshares, and (2) specify that the failure of First Bankshares shareholders to approve all, or any, of the changes to the Articles of Incorporation reflected in the amended and restated articles of incorporation of Xenith Bankshares, Inc. attached as Appendix 1 to the Plan of Merger will not constitute a failure by First Bankshares to have performed its obligations under the Merger Agreement. Amendment No. 1 amends and restates Section 4.01, Exhibit A (the Plan of Merger) and Exhibit G (the Amended and Restated Articles of Incorporation of Surviving Corporation) of the Merger Agreement in their entirety. Amendment No. 1 also amends and restates the last sentence of Section 9.02(b) of the Merger Agreement in its entirety.

This description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1, which is attached hereto as Exhibit 2.2.1 and is incorporated herein by reference.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, First Bankshares will file with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement which will be sent to the shareholders of First Bankshares and Xenith Corporation seeking their approval of the merger. In addition, First Bankshares may file other relevant documents concerning the proposed merger with the SEC. Security holders are urged to read the joint proxy statement and other relevant documents when they become available because they will contain important information about the proposed merger.

Security holders of First Bankshares may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of First Bankshares may also obtain free copies of these documents by directing a request by telephone or mail to First Bankshares, Inc., P.O. Box 1340, Suffolk, Virginia 23439 (telephone: (757) 934-8200) or by accessing these documents at First Bankshares’ website: http://www.suffolkfirstbanks.com under “Investor Relations/SEC Filings/Documents”. The information on First Bankshares’ website is not, and shall not be deemed to be, a part of this report or incorporated into other filings made with the SEC.

First Bankshares and Xenith Corporation and certain of their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of First Bankshares and/or Xenith Corporation in connection with the merger. Information about the directors and executive officers of First Bankshares and Xenith Corporation is set forth in the preliminary joint proxy statement filed by First Bankshares with the SEC on July 2, 2009. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement regarding the merger when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.2.1	Amendment No. 1, dated as of August 14, 2009, to Agreement of Merger, dated May 12, 2009, between First Bankshares, Inc. and Xenith Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2009

FIRST BANKSHARES, INC.

By:	/s/ Robert E. Clary
Robert E. Clary, CPA
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
2.2.1	Amendment No. 1, dated as of August 14, 2009, to Agreement of Merger, dated May 12, 2009, between First Bankshares, Inc. and Xenith Corporation